Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amended Registration Statement on Form S-1/A of Mineral Mountain Mining & Milling Company, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Amended Registration Statement on Form S-1/A of Mineral Mountain Mining & Milling Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Amended Registration Statement on Form S-1/A fairly presents in all material respects, the financial condition and results of operations of Mineral Mountain Mining & Milling Company.

By:	/s/ Sheldon Karasik
Name:	Sheldon Karasik
Title:	Chairman of the Board/Chief Executive Officer

Date: March 1, 2019

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mineral Mountain Mining & Milling Company and will be retained by Mineral Mountain Mining & Milling Company and furnished to the Securities and Exchange Commission or its staff upon request.